As filed with the Securities and Exchange Commission on November 7, 2002.
                                                       Registration No   333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
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                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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Savannah Electric and Power Company      Georgia                 58-0418070
     (Exact name of                  (State or other          (I.R.S. Employer
registrant as specified              jurisdiction of         Identification No.)
    in its charter)                  incorporation or
                                       organization)

                             600 Bay Street, East
                            Savannah, Georgia 31401
                                (912) 644-7171
  (Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)
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                                KIRBY R. WILLIS
             Vice President, Treasurer and Chief Financial Officer
                      Savannah Electric and Power Company
                             600 Bay Street, East
                            Savannah, Georgia 31401
                                (912) 644-7171
(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

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 The Commission is requested to mail signed copies of all orders, notices and communications to:
     GALE E. KLAPPA        E. POMEROY WILLIAMS,    JOHN D. McLANAHAN, ESQ.
Financial Vice President           ESQ.             TROUTMAN SANDERS LLP
  THE SOUTHERN COMPANY    BOUHAN, WILLIAMS & LEVY   600 Peachtree Street,
  270 Peachtree Street,             LLP                     N.E.
          N.W.              The Armstrong House          Suite 5200
 Atlanta, Georgia 30303       447 Bull Street      Atlanta, Georgia 30308-
                          Savannah, Georgia 31401           2216
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  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-57886
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
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                        CALCULATION OF REGISTRATION FEE
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
                                             Proposed       Proposed
                                             Maximum        Maximum
 Title of Each Class of       Amount      Offering Price   Aggregate     Amount of
    Securities to be           to be           Per          Offering    Registration
       Registered          Registered         Unit(1)       Price(1)      Fee(1)
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
Savannah Electric and
 Power Company Senior
 Notes.................     $10,000,000       100%           $10,000,000   $920

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(1)  Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

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     THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE
COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.


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
                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Reg. No. 333-57886) filed by Savannah Electric and Power Company (the "Company") with the Securities and Exchange Commission (the "Commission") on March 29, 2001, including the exhibits thereto and each of the documents incorporated by reference therein, and declared effective by the Commission on April 30, 2001, are hereby incorporated by reference into this Registration Statement.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Savannah Electric and Power Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 7th day of November, 2002.

                                          SAVANNAH ELECTRIC AND POWER COMPANY


                                          By:       /s/Anthony R. James
                                               President and Chief Executive
                                                          Officer




  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following directors and officers of Savannah Electric and Power Company in the capacities and on the date indicated.

             Signature                       Title                 Date

                                      President, Chief
       /s/Anthony R. James             Executive Officer
                                       and Director
                                       (Principal
                                       Executive Officer)

                                      Vice President,
          Kirby R. Willis              Treasurer and
                                       Chief Financial
                                       Officer (Principal
                                       Financial and
                                       Accounting
                                       Officer)

          Gus H. Bell, III
          Archie H. Davis
          Walter D. Gnann
       Robert B. Miller, III          Directors
        Arnold M. Tenenbaum

            /S/Wayne Boston                                    November 7, 2002
By:
  (Wayne Boston, Attorney-in-fact)

                                INDEX TO EXHIBITS


Exhibit Number             Document Description

   5.1             Opinion of Troutman Sanders LLP

   23.1            Consent of Troutman Sanders LLP (included in Exhibit 5.1)

   23.2            Consent of Arthur Andersen LLP *

   24              Power of Attorney **



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* The Company's financial statements incorporated by reference in this
Registration Statement were audited by Arthur Andersen LLP ("Andersen"). On March 28, 2002, the Board of Directors of The Southern Company, the parent of the Company, upon recommendation of its Audit Committee, decided not to engage Andersen as its principal public accountants. The Company has been unable to obtain, after reasonable efforts, Andersen's written consent to incorporate by reference Andersen's reports on the financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933 permits this Registration Statement to be filed without a written consent from Andersen. The absence of such written consent from Andersen may limit a holder's ability to assert claims against Andersen under Section 11(a) of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Andersen or any omissions to state a material fact required to be stated therein.

** Incorporated herein by reference from Exhibit 24.1 of the Company's Registration Statement on Form S-3 (Registration Number 333-57886).